AGENCY AGREEMENT

      This Agency Agreement is made this 29th day of March, 1996 by and between Gordon Brothers Partners, Inc., a Massachusetts corporation with a principal place of business at 40 Broad Street,
Boston, Massachusetts, 02109 (the "Agent") and Grossman's, Inc. a
Delaware corporation with a principal place of business at 45 Dan
Road, Canton, MA 02021 (the "Merchant").
      WHEREAS, the Merchant operates home building center stores and desires that the Agent act as the Merchant's exclusive sales agent for the limited purpose of conducting the Sale (as
hereinafter defined); and
      WHEREAS, the Merchant occupies certain of the Stores (as
hereinafter defined) and uses certain of the furniture, fixtures and equipment located at the Stores as now owned and as will be leased pursuant to the terms of a Master Lease Agreement by and between the Merchant, as tenant and an entity to be
formed as landlord (as amended and in effect from time
to time, the "Lease").
      NOW THEREFORE, in consideration of the mutual
covenants and agreements set forth hereinafter and for
other good and valuable
consideration, the receipt and sufficiency of which are
hereby acknowledged, the parties hereby agree as
follows:
      1.    Agency Appointment
            The Agent shall serve as the Merchant's exclusive
agent to conduct "going out of business"/"store closing" sales
(the "Sale") of all inventory assets as further defined in
subsection 2(c) hereof (the "Merchandise") from Merchant's stores located at those locations identified on Exhibit 1 (the "Stores").
It is expressly agreed that Agent shall be entitled to advertise the Sale consistent with the preceding sentence, subject to
obtaining landlord approvals (if needed) and obtaining necessary government approvals. Pending receipt of government approvals,
Agent agrees not to advertise the Sale in violation of municipal ordinances or governing bodies but in any event, it is agreed that such government approvals will be obtained by the close of
business on April 15, 1996.
      2.    Merchandise
            (a)  Inventory
                 The Agent shall cause to be taken a "Retail
Price" physical inventory (as hereinafter defined) of the
Merchandise, as defined in subsection 2(c), to be conducted
beginning on or before April 3, 1996, or as agreed upon by the parties (the date of commencement of the inventory taking at each
Store being the "Inventory Date" for such Store). Merchant and
Agent shall jointly employ RGIS or Washington Inventory Service to conduct such inventory, and Merchant and Agent each shall pay fifty percent (50%) of the costs and fees of such inventory taking service. Other than such costs and fees, each of Merchant and
Agent shall bear their own costs relative thereto. Merchant and
Agent shall each have representatives present during the inventory taking, and each shall have the right to review and verify the listing and tabulation of the inventory count as provided by the inventory taking service. The Stores will be closed for the
inventory taking. The procedures to perform the inventory taking and its verification are set forth in
Exhibit 2(a)(i). Prior to the inventory taking, Agent shall have reasonable access to cost and pricing files to test the Retail
Prices of the Merchandise.
            (b)  Valuation
                 For purposes of this Agreement "Retail Price"
shall mean (i) except as provided in (ii) and (iii) below, the lowest price of each item of Merchandise as sold to retail
customers at each individual Store on or after March 24, 1996, whether such price is reflected on tickets, on circulars, in advertisements, by P.O.S. markdowns or otherwise, on a cash and carry basis, exclusive of installation and other charges, (ii) as to those categories of Merchandise inventory described in
Exhibit 2(a)(i), the values therein described as a percentage of
Retail Price; or (iii) as to goods deemed defective by Agent and
Merchant as defined in Section 2(c), the values as mutually agreed by Merchant and Agent. Goods deemed unsalable and goods deemed defective by Agent but not by Merchant as defined in Section 2(c)
will be disposed of by Merchant at its expense
and will not be made available to the Sale unless with the
approval of Agent and Merchant.
            (c)  Merchandise Subject to this Agreement
                 For purposes hereof, Merchandise shall mean all
merchandise inventory that is located at the Stores on the
Inventory Date, returned merchandise identified in Section 4(a), and "defective" goods, excluding "unsalable" items and goods deemed "defective" by Agent, but not by Merchant. "Defective"
goods are goods agreed upon and identified by Merchant and Agent as defective during the inventory taking process as being not of
"first quality" because they are dented, cracked, scratched, soiled, faded, mechanically defective, mismatched, shopworn, torn, ripped, "dated" or possess characteristics which would be
construed as less than first quality in the normal course. Display merchandise shall not be deemed defective per se.
"Dated" means those goods where the passage of time defined by the manufacturer as indicated on the goods would alter the quality of the goods. Merchandise shall not include goods held by Merchant on consignment; key blanks; rental supplies, equipment and chemicals;
goods retained by Merchant as bailee; furnishings, fixtures and equipment; goods on order or held for specific customers subject to "layaway" or held for repair.  Merchant shall remain
responsible for processing and handling all goods and matters referred to in the preceding sentence prior to the Sale
Commencement Date, and contracts relating thereto, and Agent shall have no cost, expense or responsibility in connection therewith, except Agent agrees to cooperate in administering such remaining matters during the Sale conditioned upon arrangements satisfactory to Agent that amounts reimbursed or credited to customers during the Sale at Agent's cost or expense shall be promptly reimbursed to Agent by Merchant.
            (d)  Supplies and Equipment; Inventory Transfers
                 (i)   After March 14, 1996, supplies (e.g.
boxes, bags) and equipment (e.g. inventory carts, baskets,
forklifts) have not been, and shall not be prior to the Inventory
Date redirected or directed by Merchant between or among Stores and/or other stores or affiliated divisions of Merchant or its affiliates (hereinafter, "Other Stores") so as to alter supplies or equipment levels of the Stores from that existing on
March 14, 1996, except in the ordinary course of business.
Merchant does not represent that adequate stocks of supplies are or will be available at the Stores as of the Sale Commencement
Date, but Agent shall have the right to purchase from Merchant, at
Merchant's cost, additional supplies during the Sale Term.
                (ii)   From and after March 24, 1996, Merchant
has not and shall not transfer inventory to or from the Stores so as to alter the mix or quantity levels of inventory in the Stores from that usually maintained in the ordinary course of business, except for sales in the ordinary course of business.
      3.    Sale
            (a)  Term
                 The Sale shall commence immediately after the
physical inventory is completed at each Store (the "Sale
Commencement Date"). The Agent shall complete the Sale no later than June 9, 1996. The Agent shall have the discretion to
terminate the Sale as to any Store at any time within that time frame, unless the Sale is extended by mutual written agreement of
Agent and Merchant (the "Sale Termination Date") in accordance with state and local laws governing such sales.  The period from the Sale Commencement Date to the Sale Termination Date as to each
Store is herein referred to as the "Sale Term."
            (b)  Rights of Agent
                 The Agent shall conduct the Sale during the Sale
Term in the name of and on behalf of the Merchant in a
commercially reasonable manner. Prior to the Sale Termination
Date, the Agent, in fulfilling its obligations under this
Agreement, shall be entitled:  (i) subject to Section 1 hereof and approval by Merchant, to establish and implement advertising and promotion programs consistent with the "going out of business" and
"store closing" themes; Agent shall submit all advertising and media copy to either Thomas Ford or Steven Shapiro who shall reasonably comment thereon within one (1) business day of receipt thereof, but failing comment, such advertising and media shall be considered approved (with any approval not to be unreasonably withheld), (ii) to establish Sale prices, (iii) to use, during the
Sale Term and for purposes of selling the Merchandise, without charge, retail customer lists (if any), equipment, advertising materials (if any), supplies, intangible assets (including
Merchant's name and logo to fulfill Agent's rights and obligations under this Agreement), central services (including MIS, payroll processing, inventory processing, sales tracking and related services) and other assets of Merchant (whether owned, leased, or licensed) which will be returned to Merchant at the end of the
Sale Term, to the extent the same are remaining at the end of the
Sale Term, and have not been used (e.g. supplies) or otherwise disposed of through no fault of Agent, (iv) to use the Merchant's personnel, to the extent that the Agent, in the exercise of its sole discretion, shall deem appropriate, (v) to have access to the
Stores upon the execution of this Agreement to prepare for the
Sale in a manner so as not to disrupt Merchant's ongoing business operations, (vi) after the Inventory Date, to use all Store keys, case keys, security codes, and safe and lock combinations to operate the Stores and (vii) to transfer Merchandise among Stores, subject to applicable law. All sales of Merchandise will be "final sales" and "as is", and all advertisements and sales receipts will reflect the same. Neither Merchant nor Agent shall warrant the
Merchandise in any manner, but will pass to the customers
manufacturer's warranties to the extent transferable. Merchant shall indemnify and hold harmless Agent for all liabilities and costs of whatever kind related to or resulting from any consumer warranty or products liability claims relating to the Merchandise, and at Agent's cost, Agent shall be added as an insured on
Merchant's products liability insurance coverage.  Agent shall indemnify and hold harmless Merchant for all liabilities and costs of whatever kind, which Merchant sustains related to or resulting from (x) the negligence, misconduct and misdeeds of Agent, Agent's employees and independent contractors and (y) the breach by Agent of any obligation or liability undertaken by Agent under this
Agreement.  Agent shall provide worker's compensation for its employees and independent contractors as legally required.
            (c)  Obligations of Agent
                 (i)     During the Sale Term, the Agent shall
collect from sales at the Stores all Sale-related sales, excise and gross receipts taxes payable to any taxing authorities having jurisdiction, which taxes shall be added to the sales price and shall be paid by the customer. The Agent shall remit said taxes to the Merchant which shall pay such taxes to the taxing authorities in the correct amounts so collected. Records of said payments and payments will be delivered with accompanying schedules, as
directed, to Merchant on a timely basis for filing for the due date therefore. So long as Agent complies with the provisions of this subsection, the Merchant shall indemnify and hold harmless the Agent from and against any and all costs including, but not limited to, reasonable attorneys' fees, assessments, fines or penalties which the Agent sustains or incurs as a result or
consequence of the failure by the Merchant to promptly pay such taxes to the proper taxing authorities and/or the failure by the
Merchant to promptly file with such
taxing authorities any and all reports and other documents
required, by applicable law, to be filed with or delivered to such taxing authorities.
                (ii)     The Agent shall pay, or if paid by
Merchant, reimburse Merchant on a timely basis for, all operating expenses of the Sale which arise during the Sale Term at the
Stores, limited to the following: base payroll for hours worked and vacation and sick days taken (proportionate for the Sale Term to the number of paid vacation and sick days allowed to such employee annually) of Merchant's personnel used by Agent as
specified in Section 3(c)(iii) of this Agreement;  "related
payroll expenses," which for purposes hereof shall be 28% of such base payroll of Merchant's personnel used by Agent as specified in
Section 3(c)(iii) of this Agreement; inventory insurance;  routine equipment maintenance; check authorization expenses; trash
removal; postage; advertising and signage; new supplies including tint for paint mixing supplied by Merchant at Merchant's cost;
freight charges to transfer Merchandise between the Stores; long-
distance telephone expenses during the Sale Term as are
attributable to the Sale; 50% of the costs and fees of the
inventory taking service; normal course routine repairs and
maintenance to Store premises, excluding snow removal; credit card fees, charge backs and discounts; bank fees of accounts
established for purposes of the Sale; costs of security personnel;
those expenses categorized in Exhibit 3(c)(ii) hereto; and all costs and expenses of providing such additional services which the
Agent in its discretion considers appropriate (collectively, the
"Expenses"). For the time Stores are not operating during the taking of the physical inventory, Agent shall pay or reimburse
Merchant for fifty percent (50%) of Expenses otherwise due or payable for that time (with appropriate prorations). "Expenses"
shall not include rent, percentage rent, CAM, HVAC, utilities, base telephone charges, building insurance, inventory taxes, snow removal and real estate taxes relating to the Stores, all of which shall remain the responsibility of Merchant. Expenses specifically excludes any other costs and expenses payable by Merchant; other costs and expenses not enumerated above; central office and
administrative expenses; and rental for furniture, fixtures and equipment.  All Expenses shall be paid to or on behalf of Merchant by Agent on each Wednesday for the prior week's (i.e. Sunday through Saturday) Expenses, or in the alternative, as billed to
Agent by Merchant.
               (iii)  During the Sale Term, the Merchant shall
process the payroll for all Merchant employees utilized by the
Agent. Such employees will be identified by Agent prior to the
Sale Commencement Date. Agent may cease using any such employees at any time during the Sale (except Store Managers and one (1)
Assistant Store Manager for each Store, each of whom will be employed for a minimum of four (4) weeks, except "for cause" as hereinafter provided). Agent will notify Thomas Ford or Steven
Shapiro at least seven (7) days prior to the time any employee's services are no longer required, except "for cause" such as
dishonesty, fraud or breach of employee duties. Each week during the Sale Term the Agent shall pay to Merchant, or shall deposit to an account designated by the Merchant, the base payroll documented in accordance with Section 3(c)(ii) plus "related payroll
expenses" as aforesaid in Section 3(c)(ii).  Merchant shall not transfer employees between Stores and Other Stores without Agent's consent. The Agent shall not be responsible for reimbursement or payment of any other compensation or costs due to employees.
Nothing herein shall make Agent liable under any collective
bargaining or employment agreement, nor shall Agent be deemed a joint or successor employer.
               (iv)    Agent shall pay to Merchant, for payment
by Merchant to employees a "bonus" pool of 5% of Proceeds
(as defined in Section 4) in excess of sixty percent
(60%) of Retail Price of Merchandise. The bonuses earned per Store location will be based 60% on the individual Store recovery and
60% on the overall recovery from the Sale. Store Managers will receive a bonus of $1000 from such "pool", or such pro rata
portion thereof as hereinafter provided, with the balance being divided in Agent's discretion. For fractions of a percent, over the said sixty percent threshold, pro rata bonuses will be paid.
Each such employee will be eligible to receive said bonuses unless such employee is terminated for cause (such as fraud, dishonesty or breach of employee duties) or voluntarily leaves employment prior to the Sale Termination Date.  If any such employee is terminated due to a closing of his/her Store prior to the Sale
Termination Date, such employee will receive a bonus based solely on the overall recovery from the Sale. The amount of the "bonus"
pool calculated under the first sentence of this
Section 3(c)(iv) shall be inclusive of all related taxes and benefits attributable to the payment of such bonuses.
                (v)      Except as specifically set forth in this
Agreement, the Agent shall not assume, nor shall its actions be construed as an assumption of, any other of the Merchant's
liabilities or obligations.  The Merchant shall indemnify and hold the Agent harmless in respect to all claims, if any, for those obligations and liabilities of Merchant not specifically assumed by Agent hereunder.
               (vi)    Agent shall leave the Store premises at
the end of the Sale Term in the same condition as existed on the
Sale Commencement Date and broom clean, reasonable wear and tear excepted. In addition Agent shall be responsible for any damage to the Store premises due to the negligence of Agent.
              (vii)    On the Sale Commencement Date, Agent will
purchase the petty cash at each Store, and Agent and Merchant shall document such purchase appropriately as part of the
reconciliation of Expenses of the first week of the Sale.
      4.    Proceeds
            (a)  (i)   For the purposes of this Agreement,
"Proceeds" shall mean the total amount (in dollars) of all sales of Merchandise made under this Agreement (exclusive of sales, excise and gross receipts taxes; credit card fees; and, returns, allowances and Merchandise credits). All sales will be made only for cash, and by credit cards currently accepted by Merchant except Merchant's in-house charge card. Agent will not accept payments for in-house charges, however, Agent will advise customers to remit payments to Merchant at 45 Dan Road, Canton, MA
02021, Attn: Credit Department, and if Agent accepts payment, then
Merchant will have recourse against Agent. The Agent will only accept Merchant validated gift certificates, store credits and due bills issued prior to the Inventory Date, conditioned upon arrangements satisfactory to Agent that such total amount will be reimbursed to Agent by Merchant.
                (ii) Agent also shall accept returns of goods sold prior to the Inventory Date in accordance with Merchant's historic return policy which Merchant shall provide to Agent prior to the Sale Commencement Date, conditioned upon arrangements satisfactory to Agent that total amounts reimbursed to the customer will be paid by Merchant to Agent. All returns shall be documented daily by Agent by department, using return forms set forth in Exhibit 4(a)(ii), and according to Merchant's procedures.
Agent shall, at Merchant's request, include as "Merchandise" for all purposes hereunder, such returned goods that are of "first quality" (as previously defined) and resalable at that percentage of Retail Price determined by multiplying the percentage described in Section 5(a) hereof, by a fraction, the numerator of which is the price payable by the consumer for that item or type of good at the time of the return or delivery of the goods, and the denominator of which is the price payable by the consumer for that item or type of good at the Sale Commencement
Date. All other returned goods will be excluded from Merchandise and be retained by Merchant.
            (b) All Proceeds shall be deposited in special agency accounts, but the Agent shall have sole signatory authority and control over such accounts. Merchant's tax identification number will not be used to open such accounts.
      5.    Payment
            (a)  Payment Amounts
                 The Merchant shall receive from Agent the sum of forty-eight percent (48%) of the Retail Price of the Merchandise
(the "Guaranteed Amount"). In the event that Proceeds of the Sale exceed the sum of (i) the Guaranteed Amount, plus (ii) the Agent's
Fee (as hereinafter defined), plus (iii) the lesser of (A) all Expenses, or (B) an amount equal to 11% of the aggregate Retail
Price of the Merchandise, then Merchant shall receive from Agent seventy percent (70%) of such excess Proceeds (the "Recovery
Amount").
(b)Time and Manner of Payment; Reporting
                  (i) The Agent shall pay to Merchant the sum of $27,000,000 on March 29, 1996, which sum represents a good faith estimate of eighty percent (80%) of the Guaranteed Amount on the basis of an estimated Retail Price of Merchandise of $70,000,000. Such estimate is being paid as an advance by Agent to Merchant against the Guaranteed Amount. The balance of the Guaranteed Amount shall be paid by Agent to Merchant when the inventory taking and reporting processes are complete and final pursuant to and described in
Section 2 and Exhibit 2(a)(i) hereof. Following the Sale Termination Date, the Agent shall prepare and deliver to Merchant a final reconciliation of the Sale which shall include, in reasonable detail, a statement of Proceeds and Expenses and a calculation of the Recovery Amount, if any, due to Merchant. As soon as practicable but in any event within thirty (30) days after the Sale Termination Date, Agent shall pay to Merchant the Recovery Amount. Payment of the Guaranteed Amount, and other amounts due to Merchant hereunder shall be made by deposits or wire transfers to accounts to be designated by Merchant.
                  (ii) In the event that the Sale is not commenced within seven (7) days of the delivery to Merchant of the payment by Agent on account of the Guaranteed Amount referred to in the first sentence of Section 5(b)(i) above for any reason other than the negligence or misconduct of Agent, Merchant shall immediately repay to Agent all amounts received by it on account of the Guaranteed Amount. The foregoing right to repayment shall be in addition to and not in limitation of any other rights or remedies available to the parties.
            (c)   Agent's Payments
                  (i) The Merchant shall not be entitled to the payment of any other monies from the Sale or otherwise, except as specified in this Agreement. In consideration of services provided by Agent hereunder and the payment by Agent of the Guaranteed Amount, the Agent shall receive as its fee hereunder (A) 100% of the Proceeds of the Sale in excess of the sum of the Guaranteed Amount and the Expenses up to an amount equal to 2% of the aggregate Retail Price of the Merchandise (the "Agent's Fee"), and (B) to the extent that Proceeds of the Sale exceed the sum of (x) the Guaranteed Amount, plus (y) the lesser of (1) the Expenses, or (2) an amount equal to 11% of the aggregate Retail Price of the Merchandise, plus (z) the Agent's Fee, then Agent shall receive 30% of such excess Proceeds. All Merchandise remaining at the conclusion of the Sale shall become the property of Agent, free and clear of all liens, claims and encumbrances of any kind or nature whatsoever except as incurred by or due to acts or omissions of Agent; sums received by Agent from dispositions of such remaining Merchandise shall be Proceeds for purposes hereof and reported to Merchant, but the manner and terms of such dispositions shall be in Agent's sole discretion.
                  (ii) Upon the execution of a certain Loan Agreement between and among GRS Realty Company, Inc. and an entity affiliated or related to Agent, Merchant shall cause GRS Realty Company, Inc. to pay to Agent the sum of $650,000 as additional consideration for services to be rendered to Merchant by Agent hereunder (the "Inventory Management Fee").
      6.    Conditions Precedent
            The Agent's and Merchant's willingness to enter into the transaction contemplated hereunder and Agent's and Merchant's obligations hereunder are directly conditioned upon the satisfaction, compliance, and completion of the following prior to or at the Sale Commencement Date:
            (a) The Merchant having obtained with Agent's cooperation all necessary licenses, consents and approvals of government authorities necessary to conduct a "store closing"/"going out of business" type sale as herein contemplated from the Stores by April 15, 1996.
            (b) The estimated 80% of the Guaranteed Amount shall have been paid to Merchant as herein provided.
            (c) The Merchant possessing and the Agent having the right to the undisturbed and unencumbered use and occupancy of, and the peaceful and quiet possession of, the Stores and assets currently located thereat and the services provided thereto to conduct the Sale, including but not limited to landlord consents to the Sale.
            (d) The Merchant continuing to operate the Stores in the ordinary course of business from the date hereof to the date of a Store closing in preparation for inventory, selling goods during said period at prices currently charged therefor and not promoting or advertising any "sales" or in-store promotions to the public except pursuant to the Ad Schedule attached as
Exhibit 6(d)(i), and not making any management personnel moves or changes in the Stores. If any casualty or act of God substantially inhibits the conduct of business in the ordinary course at any Store, such Store and Merchandise thereat shall be deleted from this Agreement.
            (e) The inventory taking shall have been completed at each Store, and the inventory taking service shall have issued its report to Merchant and Agent.
            (f) All representations and warranties hereunder shall be considered made again at the Sale Commencement Date, and shall be true on that date, and there shall have been no breaches or defaults of any covenants herein contained.
            (g) The Merchant shall have executed and delivered to Agent a security agreement together with accompanying forms UCC-1 sufficient to grant to Agent a first priority perfected security interest in the Merchandise and the Proceeds.
            (h) Merchant shall have obtained the consent of BankAmerica Business Credit, Inc. to the transactions contemplated to this Agreement.
      7.    Representations and Warranties
            (a) The Merchant hereby makes the following representations and warranties to the Agent, which shall survive the execution and delivery of this Agreement:
                  (i) The Merchant is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.
                (ii) The Merchant has the right, power and authority required to execute, deliver and perform fully its obligations hereunder. This Agreement has been duly executed and delivered by the Merchant and constitutes the valid and binding obligation of the Merchant enforceable against Merchant in accordance with its terms subject only to any applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No court order or decree of any federal, state, or local governmental authority or regulatory body is in effect that would prevent or impair consummation of the transactions contemplated by this Agreement, and no consent of any third party is required therefor,[except BankAmerica
Business Credit, Inc. which shall be obtained as a condition precedent].
               (iii) The Merchant has operated the Stores and Other Stores in the ordinary course of business consistent with historical operations, and has not conducted any promotions or advertised sales outside of the ordinary course of business within the last one month except promotions and sales identified in Exhibit 6(d)(i).
                (iv) All employees of the Merchant at the Stores entitled to participate in the Merchant's benefit plans that the Agent has agreed to pay, will continue to participate in such plans as provided therein.
                  (v) The Merchant is authorized to conduct business in each state in which the Stores are located and has all licenses, permits and authorizations of governmental bodies necessary therefor.
                (vi) The Merchandise is owned free and clear of liens, claims and encumbrances, except as listed on Exhibit 7(a)(vi).
               (vii) Since March 1, 1996 Merchant has maintained its pricing files of the goods in the Stores and Other Stores in the ordinary course, and prices charged to the public for the goods (whether in-store, by advertisement or otherwise) are the same as set forth in the said pricing files as of and for the periods indicated, except for the promotions and sales described in
Section 7(a)(iii). Certain pricing files and records since March 1, 1996 with respect to all goods in the Stores have been made available to Agent and are described in Exhibit 7(a)(vii), and are true and accurate in all material respects as to the regular retail selling price therefore, excluding promotional discounts, as of the dates and for the periods of such files and records. From March 1, 1996 to the Inventory Date, Merchant has not adjusted, and shall not adjust the prices of inventory constituting Merchandise from those existing on March 1, 1996 except as reflected in promotional circulars dated on or after March 14, 1996, and except for raising prices on those items in those circulars to their historical prices after the expiration of those circulars as reflected in Exhibit 7(a)(vii).
              (viii) As of the Inventory Date, the mix of goods constituting Merchandise (as to the type, category, style, brand and description) and quality and condition of goods constituting
Merchandise at the Stores will be substantially the same as of March 14, 1996, except as agreed upon by the parties in writing subject to deviations only from sales in the ordinary course of business since March 14, 1996. Inventory constituting Merchandise at the Stores on the Inventory Date shall have a Retail Price of no less than $60,000,000 and no more than $70,000,000.
              (ix) Attached as Exhibit 7(a)(ix) is a summary of sales, expenses and other financial information, by Store, which Merchant represents is substantially true and correct for the time periods indicated.
            (b) The Agent represents and warrants to Merchant as follows, which representations and warranties shall survive the execution of this Agreement:
                  (i) The Agent is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to consummate the transactions contemplated hereby.
                (ii)     The Agent has the right, power and
authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary action required to authorize the execution, delivery, and performance of this Agreement and no further approval is required for the Agent to enter into and deliver this Agreement and to perform its obligations hereunder.
              (iii) This Agreement has been duly executed and delivered by the Agent and constitutes the legal, valid and binding obligation of the Agent enforceable against the Agent in accordance with its terms subject only to any applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No court order or decree of any federal, state, or local governmental authority or regulatory body is in effect that would prevent or impair or is required for the Agent's consummation of the transactions contemplated by this Agreement and no consent of any third party is required therefor.
No contract or other agreement to which the Agent is a party or by which the Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.
                (iv)   To the Agent's knowledge, no actions or
proceedings have been instituted by or against the Agent, or have been threatened, which question the validity of this Agreement or any action taken or to be taken by the Agent in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon the Agent's ability to perform its obligations under this Agreement.
                  (v) No actions or proceedings (including, but not limited to, bankruptcy or other insolvency proceedings) have been instituted against the Agent or, to its knowledge, are threatened to be instituted against the Agent, which would impair Agent's performance of its obligations hereunder.
      8.    Insurance
            (a) Until the expiration of the Sale Term, the Merchant shall continue in force all insurance in such amounts as it currently has in effect which the Merchant represents is accurately shown on Exhibit 8 attached hereto subject to deductibles therein shown. The Agent shall be named as an additional loss payee as its interests may appear, and shall have the right to settle all insurance losses and claims as to the Merchandise. The Agent shall reimburse the Merchant for costs of inventory insurance (which is defined as an Expense) during the Sale Term upon receipt of an invoice therefor from the Merchant.
            (b) During the Sale Term, the Agent shall maintain, at its cost, general liability insurance for injury to persons in an amount equal to at least $1,000,000 per occurrence and for property in an amount equal to at least $500,000 per occurrence, naming Merchant as additional insured as its interests may appear, subject to a $100,000 deductible per occurrence. Agent shall be liable for the $100,000 deductible on Agent's general liability insurance policy.
      9. Defaults. The following shall be "Events of Default" hereunder.
            (a) The Merchant or Agent shall fail to perform any material obligation hereunder if such failure remains uncured seven days after written notice thereof; or
            (b) Any representation or warranty made by Merchant or Agent proves untrue when made; or
            (c) The Sale is terminated at any Store not caused by a breach, default, negligence or misconduct of Agent.
            Any party's damages or entitlement to equitable relief on account of an Event of Default referred to in (a), (b) or (c)

shall be determined by appropriate proceedings in a court of competent jurisdiction.
      10.   Miscellaneous
            (a) All communications provided for pursuant to this Agreement must be in writing, and mailed by Federal Express or other overnight delivery services, as follows:
      If to the Agent:       Gordon Brothers Partners, Inc.
                             40 Broad Street
                             Boston, MA  02109
                             Attn: William S. Weinstein

      If to the Merchant:    Grossman's, Inc.
                             45 Dan Road
                             Canton, MA 02021
                             Attn: Michael Shea

      With a copy to:        Richard Kent, Esq.

            (b) This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.
            (c) This Agreement contains the entire agreement between the parties hereto, and no variations shall be binding upon any party unless set forth in a document duly executed by and on behalf of such party.
            (d) No consent or waiver, express or implied, by any party, to or of any breach or default by the other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or a waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.
            (e) This Agreement shall inure to the benefit of and be binding upon the undersigned and their respective successors and assigns.
      IN WITNESS WHEREOF, the Agent, the Merchant and [Newco] hereby execute this Agreement by their duly authorized representative as a sealed instrument as of the day and year first written above.
                             GORDON BROTHERS PARTNERS, INC.

                             By:
                                   Its:

                             GROSSMAN'S, INC.

                             By:
                                   Its:
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